                             DISTRIBUTION AGREEMENT

      This Distribution Agreement (the "Agreement") is made and entered into as of October 1, 1997 (the "Effective Date") by and between Long Distance Direct Holdings, Inc., a Nevada corporation ("LDDI") and Guthy-Renker Corporation, a Delaware corporation ("GRC").

                                    RECITALS

      WHEREAS, LDDI's principal business is the provision of long distance telephone service and certain ancillary telecommunications services which are, in general, co-extensive with the services offered by AT&T Corporation ("AT&T") and MCI Telecommunications Corporation ("MCI") to their own customers (such services as more particularly described on Schedule I attached hereto are hereinafter referred to as the "LDDI Services").

      WHEREAS, GRC's principal business is the marketing and distribution of products and services primarily through direct response programming, including without limitation, television infomercials produced by GRC.

      WHEREAS, Long Distance Direct Marketing, Inc. ("LDDM"), a subsidiary of LDDI, and Guthy-Renker-Engler ("GRE"), a California general partnership and affiliate of GRC, previously entered into an agreement dated May 15, 1996 (the "Initial Agreement") regarding the marketing and distribution of a certain product known as a Sales Agent Kit through a television infomercial produced by GRE (the "Initial Infomercial");

      WHEREAS, LDDI and GRC wish to terminate the Initial Agreement as of the Effective Date and enter into this Agreement with respect to the marketing and distribution of LDDI Services by GRC through direct response programming, including television infomercials, or otherwise, all on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the Recitals and the mutual covenants and agreements contained herein, LDDI and GRC agree as follows:

1. Termination of Initial Agreement. LDDI and GRC agree on behalf of themselves, and LDDM and GRE, respectively, that upon their execution of this Agreement and effective as of the Effective Date, the Initial Agreement shall terminate and neither LDDI, GRC, LDDM or GRE shall have any obligations or liabilities to the other under the Initial Agreement. Notwithstanding the foregoing, (i) GRC shall be entitled to receive and LDDI shall pay on the terms set forth in the Initial Agreement a two percent (2%) commission on all Net Receipts (as detailed below) received by LDDI from long distance telephone billings to LDDI customers generated directly or indirectly by the Initial Infomercial (the "Initial Infomercial Customers"), except that if GRC elects, pursuant to Section
      4.1.1 below, to
      substitute the Initial Infomercial for the New Infomercial (as defined in Section 4.1.1), then the provisions of Section 5 and not this Section 1 shall govern with respect to amounts to be paid to GRC on all Net Receipts received by LDDI from billings to Initial Infomercial Customers following such election; (ii) LDDI shall provide LDDI Services to the Initial Infomercial Customers; (iii) the provisions of paragraph 10 of the Initial Agreement shall remain in full force and effect; and (iv) the amount of Net Billings (as defined below) to such Initial Infomercial Customers after the Effective Date shall be included in making certain calculations pursuant to Section 5.2. below.

      In addition, (a) Schedule 1-A attached hereto sets forth the amount owed by LDDI to GRC under and pursuant to the terms of the Initial Agreement and the terms for the payment of such amounts, and (b) LDDI shall provide GRC with reasonably detailed information following the Effective Date regarding the Initial Infomercial Customers, including summary information regarding any Initial Infomercial Customers who were misappropriated by MCI or any other carrier.

      As used herein, the term "Net Receipts" shall mean all cash or other consideration received by or on behalf of LDDI and its affiliates or agents, net of sales, excise and other similar taxes, for LDDI Services for the relevant period, and the term "Net Billings" shall mean all billings by or on behalf of LDDI and its affiliates or agents, net of sales, excise and similar taxes, for LDDI Services and any other services performed by LDDI pursuant to Section 4.2 for the relevant period.

2. Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until January 1, 2003, unless terminated earlier as provided herein.

3. LDDI Services. In consideration for GRC generating additional customers for LDDI, LDDI agrees to perform LDDI Services for (i) New Infomercial Customers (as defined in Section 5.1 below), (ii) customers introduced to LDDI directly or indirectly by GRC or agents of GRC and (iii) other agents or customers introduced to LDDI by GRC with respect to which LDDI and GRC shall have jointly entered into arrangements pursuant to Section 4.2 below (all of such customers are referred to herein as "GRC Customers"). The LDDI Services shall be performed on the terms and conditions specified on
      Schedule 1 attached hereto or on such other terms and conditions as may be agreed to, in writing, by LDDI. LDDI shall bear and be responsible for all costs and expenses associated with the performance of the LDDI Services, including without limitation, the costs and expenses set forth on Schedule I attached hereto.

4.    GRC Services.

      4.1   Infomercial.

      4.1.1 Production. GRC shall create and produce a new television infomercial (the "New Infomercial") designed to sell the LDDI products described on Schedule 2 attached hereto (the "LDDI Products"). As of the Effective Date, LDDI shall have received, reviewed and approved the latest version of the New Infomercial. LDDI shall have the right to approve any subsequent changes


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to the New Infomercial which in any way affect the terms and conditions upon which LDDI shall be obligated to perform LDDI Services for New Infomercial Customers (as defined in Section 5.1.1 below) GRC shall bear and be responsible for all costs and expenses associated with the creation and production of the New Infomercial, including without limitation, the costs and expenses set forth on Schedule 3 attached hereto, but excluding all costs incurred by GRC in editing the New infomercial due to the failure of LDDI to provide adequate substantiation or necessitated by any material misrepresentations made by LDDI hereunder. LDDI shall not be entitled to any profits or charged with any losses associated with the marketing, distribution and sale of LDDI Products trough the New Infomercial. In the event that GRC determines that the results of the test marketing of the New Infomercial are unsuccessful, GRC shall have the right to make, at its own expense, such changes to the Initial Infomercial as may be agreed to, in writing, by LDDI and GRC and to televise the Initial Infomercial on the terms set out herein in relation to the New Infomercial. If GRC elects to exercise this right, then for all purposes of this Agreement, the term "New Infomercial" shall include the Initial Infomercial in respect of all televisings of the Initial Infomercial from The date that the Initial Infomercial is operated by GRC pursuant to the terms of this paragraph 4.1.1.

      4.1.2 Telemarketing Services. Subject to Section 4.3 below, GRC shall provide or retain one or more telemarketing agencies to provide telemarketing services, including without limitation, the telemarketing services set forth on
Schedule 3 attached hereto. GRC shall bear and be responsible for all costs and expenses associated with providing such telemarketing services. GRC shall diligently monitor and evaluate the performance of any telemarketing agency providing telemarketing services in connection with the New Infomercial. If GRC determines that such performance is not producing the desired results, GRC may, at its option, request LDDI to establish a telemarketing department to provide such telemarketing services at such prices and upon such terms as shall be mutually agreed upon, it being understood that LDDI shall not be required to provide such telemarketing services at prices and on terms that would result in a net loss to LDDI.

      4.1.3 Manufacture and Distribution of LDDI Products. Subject to Section 4.3, GRC shall manufacture and deliver all of the LDDI Products offered and sold through the New Infomercial. GRC shall bear and be responsible for all costs and expenses associated with the manufacture and delivery of the LDDI Products, including without limitation, the costs and expenses set forth on Schedule 3 attached hereto; provided, however, that LDDI, and not GRC, shall be responsible for all costs and expenses associated with any premiums, such as free long distance telephone time, provided by LDDI in connection with the New Infomercial.

      4.2 Other Activities. LDDI and GRC may from time to time jointly enter into activities other than the New Infomercial relating to the marketing and distribution of LDDI Services ("Other Activities") upon such terms and conditions, including without limitation, the amount of royalties or other compensation payable to GRC in connection with such Other Activities, as shall be contained in an amendment or addendum to this Agreement signed by the parties hereto. The parties understand that in connection with such Other Activities and except as otherwise agreed to by the parties, (a) GRC shall bear and be responsible for all of its own marketing, distribution and GRC customer account acquisition fees, costs and expenses, whether such accounts are procured by GRC or by or through agents procured by GRC, such that at the time such accounts are delivered to LDDI


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

for proposed activation of service on LDDI's network, all fees, costs and expenses incurred in procuring and delivering such prospective accounts shall have been paid by GRC, and (b) LDDI shall bear and be responsible for the costs and expenses associated with providing such LDDI Services, including, without limitation, all costs of activating such prospective accounts on LDDI's network.

      4.3(a) LDDI's Right to Operate New Infomercial. If, in the calendar quarter commencing January 1, 1998 or any calendar quarter thereafter during the term of this Agreement, GRC shall have failed to deliver a minimum of 25,000 new GRC Customers generated by (i) the New Infomercial or (ii) the New Infomercial and any other direct response programming or other means by which GRC markets LDDI Services, and less than 40% of such new GRC Customers are generated by the New Infomercial, LDDI shall have the right, on a non-exclusive basis, to operate the New Infomercial and distribute the LDDI Products sold thereunder as a principal. In such event, GRC shall be obligated to provide services with respect to the televising of the New Infomercial (the "Marketing Services") on terms comparable with the terms set forth in Schedule 4 attached hereto. The exercise of such right by LDDI shall be without prejudice to the continuance of this Agreement in respect of Other Activities, but in such case, customer accounts, revenues, and Net Receipts or Net Billings attributable to the New Infomercial as operated by LDDI shall not be included for purposes of calculating royalties under Section 5.1 or for the purposes of calculating the Referral Percentage under Section 5.2.2, as the case may be.

      4.3(b) If LDDI desires to exercise its right to operate the New Infomercial, LDDI shall deliver a notice to GRC in the manner set forth in
Section 23 below of LDDI's intention to operate the New Infomercial.

      4.3(c) Effective thirty (30) days after receipt of the notice, GRC shall be obligated to provide the Marketing Services on the terms specified in Section 4.3(a) above for a period of two (2) years following the effective date of such notice.

5.    Compensation to GRC.

      5.1   Royalties.

      5.1.1 LDDI shall pay to GRC a five percent (5%) royalty on (a) all Net Receipts during the term of this Agreement from long distance telephone billings (but not from billings for any other LDDI Services unless otherwise agreed to, in writing, by LDDI) to New Infomercial Customers (as defined below) and (b) all compensation, whether cash, service credits or otherwise, received by LDDI from MCI or any other carrier arising out of or in connection with any misappropriation of New Infomercial Customers by MCI or any other carrier. "New Infomercial Customers" shall mean (i) all sales agents recruited or "signed up" by LDDI after their purchase of LDDI Products; (ii) all third party customers introduced to LDDI by the sales agents referred to in (i) above; (iii) all sales agents recruited or "signed up" by LDDI who responded to the New Infomercial but did not purchase any LDDI Products; (iv) all third party customers introduced to LDDI by the sales agents referred to in (iii) above; (v) all other customers of LDDI who shall have become such as a direct


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

or indirect result of responding to the New Infomercial and (vi) all third party customers introduced to LDDI directly or indirectly by agents of GRC, provided that the amounts of any royalty paid by LDDI to such agents shall reduce the amount that LDDI is obligated to pay GRC under this Section 5.1.1.

      5.1.2 LDDI shall pay to GRC royalties in amounts and on terms mutually agreed to, in writing, by the parties in connection with any Other Activities jointly entered into by the parties pursuant to Section 4.2 above.

      5.1.3 LDDI and GRC agree that the amount of the royalty payable to GRC under Sections 5.1.1 has been or, in the case of any royalty payable under
Section 5.1.2 (only as it relates to long distance telephone services), will be, calculated so as to provide GRC with an amount equal to approximately 50% of LDDI's Anticipated Net Profits (as defined below) derived from all GRC-related Revenue (as defined below) which is attributable to the New Infomercial or any Other Activities for each fiscal year of LDDI during the term of this Agreement. Each royalty rate shall be reviewed quarterly, as hereinafter provided, to determine if any adjustment to such rate is warranted (so as to continue to provide GRC with an amount equal to the greater of (i) 50% of LDDI's Anticipated Net Profits derived from all GRC-related Revenue attributable to the New Infomercial or Other Activities or (ii) the aggregate amount of royalties payable under Section 5.1.1) in future quarters as a result of any material changes in the rates charged by AT&T, MCI or other carriers to LDDI or any other material changes affecting LDDI's cost of providing LDDI Services. Such review shall be undertaken within thirty (30) days after the end of each calendar quarter during the term of this Agreement and any agreed upon change in the royalty rate shall become effective as of the first day of the calendar quarter in which such adjustment is made. No change in the royalty rate set forth in
Section 5.1.1 above, or in any royalty rate hereafter established pursuant to
Section 5.1.2 above (only as it relates to long distance telephone services), shall be effective unless agreed to, in writing, by the parties. As used herein, the term "GRC-related Revenue" shall mean all Net Receipts received by LDDI from billings to GRC Customers for LDDI Services or Other Activities during the term of this Agreement, and the term "Anticipated Net Profits" shall mean the gross revenues of LDDI attributable to the New Infomercial or other Activities less all direct costs incurred by LDDI in connection therewith and a ratable proportion of all substantiated indirect costs and expenses, including all general and administrative expenses, incurred by LDDI in the management of its business, but not subtracting any amounts for income taxes of any kind.

      5.1.4 LDDI shall pay royalties to GRC on a monthly basis during the term of this Agreement, with each payment to be made no later than thirty (30) days after the end of each month based on the amount of "GRC-related Revenue" received by LDDI in the preceding month. LDDI shall provide GRC with reasonably detailed monthly accounting statements for all GRC-related Revenue received by LDDI during such month. if any payment of royalties under this Agreement is not made within sixty (60) days after the end of the month for which such payment is due, LDDI shall pay a late charge in an amount equal to ten percent (10%) of the unpaid amount.

      5.1.5 During the term of this Agreement LDDI agrees to pay a minimum amount of Thirty Thousand Dollars ($30,000) (the "Minimum Royalty") to GRC on account of royalties payable to


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

GRC pursuant to Section 5.1.1 or 5.1.2 above in any month in which GRC shall have introduced not less than 9,000 new GRC Customers to LDDI (a "Minimum Royalty Month"). No Minimum Royalty payment or any portion thereof shall be payable to GRC with respect to any month in which GRC shall not have introduced at least 9,000 new GRC Customers to LDDI; provided, however, that if GRC has introduced an average of at least 9,000 new GRC Customers to LDDI for the two months comprising the Minimum Royalty Month and the preceding month, LDDI shall continue to pay the Minimum Royalty with respect to such month. The amount of Minimum Royalty payable with respect to a Minimum Royalty Month shall be reduced by the amount of royalty actually paid by LDDI for such month pursuant to
Section 5.1.1 above. The monthly Minimum Royalty, or such portion thereof as shall be payable after reduction of the amount of royalty actually paid for such month pursuant to Section 5.1.1, shall be paid simultaneously with the royalty payments due pursuant to Section 5.1.1.

      5.1.6 Notwithstanding the provisions of Section 5.1.1, 5.1.3 and 5.1.4 to the contrary, however, GRC agrees that LDDI shall only be obligated to pay and GRC shall only be entitled to receive fifty percent (50%) of the amount of any royalties payable to GRC under Section 5.1.1 until such time as the total amount of royalties actually paid to GRC under Section 5.1.1 has reached $250,000. Thereafter, LDDI shall be obligated to pay and LDDI shall be entitled to receive the full amount of royalties payable to GRC under Section 5.1.1. Nothing in this
Section 5.1.6 is intended, however, to reduce the amount of any Minimum Royalty to be paid pursuant to Section 5.1.5.

      5.1.7 GRC agrees that notwithstanding anything in Section 5.1 to the contrary, in any month in which LDDI is not obligated to make a Minimum Royalty payment under Section 5.1.5 (a "Non-Minimum Royalty Month"), the amount of any royalty payable under Section 5.1.1 or 5.1.2 above in such month shall be cumulatively offset to the extent that the total amount of royalties paid to GRC pursuant to Section 5.1 from the Effective Date to the end of the month preceding the Non-Minimum Royalty Month exceeds the amount of royalties paid to GRC under Sections 5.1.1 and 5.1.2 above during such period.

      5.2 Stock Option As a material inducement for GRC to enter into this Agreement, LDDI hereby irrevocably grants the right and option ("Option") to GRC to purchase at the Option Price (as defined below) that number of shares of LDDI common stock ("Option Shares") constituting the Referral Percentage (as calculated in accordance with Section 5.2.2 below) of the Total Shares (as defined in Section 5.2.1 below) upon the following terms and conditions:

      5.2.1 "Total Shares" shall mean the sum of (i) the total number of shares of LDDI common stock outstanding as of the Determination Date (as defined in Section 5.2.2) and (ii) any shares then issuable upon conversion of convertible debt instruments or convertible stock outstanding and exercisable as of the Determination Date or upon exercise of options or warrants outstanding and exercisable as of the Determination Date, except for shares issuable under such instruments where the conversion or exercise price is above the Current Market Price (as defined in Section 5.2.4(d) below) of LDDI's common stock as of the Determination Date.


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      5.2.2 "Referral Percentage" shall mean the percentage calculated for the
Measurement Period (as defined below), which percentage shall be determined by dividing (i) the sum of (x) all Net Billings by LDDI to Initial Infomercial Customers during the Measurement Period, (y) all Net Billings by LDDI to GRC Customers during the Measurement Period and (z) all compensation, whether cash, service credits or otherwise, received by LDDI during the Measurement Period from MCI or any other carrier, arising out of or in connection with any misappropriation of GRC Customers by MCI or any other carrier, by (ii) the sum of (x) all Net Billings by LDDI to all of its customers during the Measurement Period, and (y) all compensation, whether cash, service credits or otherwise, received by LDDI during the Measurement Period from MCI or any other carrier arising out of or in connection with any misappropriation of any of LDDI's customers by MCI or any other carrier. The "Measurement Period" shall be the (6) full calendar quarters ending immediately prior to the first day of the month in which the Election Notice described in Section 5.2.3 below is given to LDDI and commencing not earlier than the end of the calendar quarter ending December 31, 1997 (the "Initial Quarter"), except where an Acceleration Event occur prior to the elapse of five (5) full calendar quarters after the end of the Initial Quarter. The date on which the Measurement Period ends is referred to herein as the "Determination Date", and the date on which the initial Measurement Period ends is referred herein to as the "Initial Determination Date".

      5.2.3 If GRC desires to determine the number of Option Shares as to which the Option shall be exercisable, GRC Shall deliver a notice (the "Election Notice") to LDDI in accordance with Section 23 below of its intention to do so. Within thirty (30) days after receipt of the Election Notice, LDDI shall calculate the Referral Percentage for a Measurement Period determined in accordance with Section 5.2.2 above, compute the number of Total Shares in accordance with Section 5.2.1 above and give notice of such calculation and computation to GRC in accordance with Section 23 below. Upon receipt of such notice from LDDI, GRC shall be entitled to exercise the Option with respect to a number of Option Shares determined by multiplying the Referral Percentage times the Total Shares. At any time within one year after receipt of such notice from LDDI, GRC shall be entitled to review LDDI's books and records with respect to such calculations and computations. If GRC disputes such calculations or computations, the parties agree to use their best efforts to resolve any difference. If within 30 days they are unable to do so, then the parties agree to submit such dispute to arbitration in accordance with Section 18.

      5.2.4(a) GRC may exercise its Option by delivering to LDDI written notice thereof (the "Option Notice") together with frill payment by GRC check of the exercise price which shall be an amount equal to Two Dollars ($2.00) per share of common stock ("Exercise Price"). At the option of GRC, in lieu of payment of the Exercise Price for Option Shares in cash, GRC may request that the Company issue to it the number of Option Shares determined in accordance with the following formula:


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            NS = OS - [(EP/CMP) x OS]
            As used in the formula:
                  NS   =  "Net" Option Shares
                  OS   =  No. of Option Shares issuable upon exercise of the
                          Option.
                  EP   =  Exercise Price
                  CMP  =  Current Market Price as defined in Section 5.2.4(d)
                          hereof.

The "Option Exercise Date" shall be the date the Option Notice is deemed given under Section 23 hereof. Upon full payment of the Exercise Price, GRC shall have all rights of a shareholder of LDDI effective as of the Option Exercise Date. Subject to the rights of GRC to exercise the Option in the case of an Acceleration Event as set forth in Section 5.2.6(a) below, the Option may be exercised at any time and from time to time after the end of the fifth full calendar quarter following the end of the Initial Quarter as to all or any portion of the Option Shares as to which the Option is then exercisable.

      (b) A stock certificate for the number of Option Shares as to which the Option is exercised by GRC shall be delivered to GRC within thirty (30) days after the Option Notice and payment has been received by LDDI.

      (c) LDDI shall at all times during the period the Option may be exercised, keep reserved out of its authorized common stock such number of shares of common stock as shall be issuable upon exercise of the Option.

      (d) LDDI shall not be required to issue fractional shares upon exercise of the Option. If any fraction of a share would, except for the provisions hereof be issuable on the exercise of the Option (or portion thereof), LDDI shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" shall mean (i) if the common stock is traded in the over-the-counter market and not in the NASDAQ National Market System nor on any national securities exchange, the average per share closing bid prices of the common stock on the fifteen (15) consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the common stock is traded in the NASDAQ National Market System or on a national securities exchange, the average for the fifteen (15) consecutive trading days immediately preceding the date in question of the daily per share closing prices of the common stock in the NASDAQ National Market System or on the principal stock exchange on which it is listed, as the case may be. For purposes of clause
(i) above, if trading in the common stock is not reported by NASDAQ, the average referred to in said clause shall be as reported in the "pink sheets" published by National Quotation Bureau, Incorporated. The closing price referred to in clause (ii) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the avenge of the reported closing bid and asked prices, in either case, in the NASDAQ National Market System or on the national securities exchange on which the common stock is then listed.


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      (e) The Option shall terminate (i) upon the date which is one (1) year after the expiration of this Agreement, (ii) upon the occurrence of an Acceleration Event (as defined in Section 5.2.5) provided the Acceleration Notice (as defined in Section 5.2.6(a) below) is properly given to GRC, (iii) upon termination of this Agreement by LDDI due to a material breach of this Agreement by GRC pursuant to Section 20(d), or (iv) upon the one (1) year anniversary date of the termination of this Agreement for any other reason other than pursuant to (i), (ii) or (iii) above, whichever occurs first, and may thereafter no longer be exercised.

      5.2.5 At any time after the initial Determination Date selected by GRC pursuant to Section 5.2.3 above, and prior to or upon the termination of this Agreement, GRC shall have the right to calculate the Referral Percentage with respect to a second Measurement Period (the "Second Measurement Period"), provided that such Second Measurement Period shall not commence earlier than the calendar quarter commencing after the end of the Initial Quarter and shall not be coterminous with the Measurement Period ending with the Initial Determination Date. The date on which the Second Measurement Period ends is referred to herein as the Second Determination Date. For purposes of calculating the Referral Percentage with respect to the Second Measurement Period, the words "Determination Date" contained in Section 5.2.1 shall be changed to "Second Determination Date," and for purposes of calculating Total Shares pursuant to
Section 5.2.1, none of the Option Shares determined in accordance with Section
5.2.3 shall be included in such calculation. If the number of Option Shares determined in accordance with this Section 5.2.5 is greater than the number of Option Shares determined in accordance with Section 5.2.3, then notwithstanding any provision in this Section 5.2 to the contrary, the number of Option Shares as to which the Option shall be exercisable pursuant to Section 5.2.3 shall be increased by such additional number of Option Shares.

      5.2.6(a) At least 30 days prior written notice ("Acceleration Notice") of any of the following proposed transactions or events ("Acceleration Event") shall be given by LDDI to GRC: (i) the dissolution or liquidation of LDDI; (ii) a reorganization, merger or consolidation as a result of which LDDI is not the surviving corporation or as a result of which the outstanding shares of LDDI common stock are changed into or exchanged for cash, property or securities not of LDDI's issue, except for a merger or consolidation of LDDI with a wholly-owned subsidiary of LDDI or a transaction effected primarily to change the state of LDDI's incorporation; (iii) the sale or other transfer of all or substantially all of the assets of LDDI; or (iv) a reorganization, merger or consolidation in which LDDI is the surviving entity if the shareholders of LDDI immediately prior to the reorganization, merger or consolidation shall own (immediately after the reorganization, merger or consolidation) less than fifty percent (50%) of the shares of LDDI common stock outstanding immediately after the reorganization, merger or consolidation.

      (b) If an Acceleration Event occurs, the Option shall terminate upon the closing of the Acceleration Event, provided, however, during the period from the Acceleration Notice to the closing of the Acceleration Event GRC may exercise the Option as set forth above or, if less than six (6) full calendar quarters have expired prior to the closing of the Acceleration Event, purchase Option Shares equal to an "Adjusted Referral Percentage" determined by computing the Referral Percentage based upon an "Adjusted Measurement Period" defined as The period (i) commencing


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

with the first day of the Initial Quarter and ending with the last day of the calendar quarter immediately preceding the calendar quarter in which the Acceleration Event shall have occurred, or (ii) if less than two (2) full calendar quarters have expired prior to the closing of the Acceleration Event, commencing with the first day of the first full month following the Effective Date and ending with the month immediately preceding the month in which the Acceleration Event shall have occurred.

      (c) An Acceleration Event shall also entitle LDDI, in it sole discretion and upon written notice to GRC, to terminate this Agreement effective as of the date of the closing of the Acceleration Event provided that the Acceleration Notice is properly given to GRC; provided, however, that GRC shall be entitled to receive, on the date of termination, (x) all royalties and other payments due and payable to GRC through the date of termination and (y) a lump gum royalty payment in an amount determined by multiplying (a) the average monthly royalty payment payable to GRC pursuant to Sections 5.1.1 and 5.1.2 above (excluding for this purpose any Minimum Royalty Payment payable pursuant to Section 5.1.5) for the three months immediately preceding the first day of the month in which an Acceleration Event occurs times, (b)(i) 18, if the closing of the Acceleration Event occurs within six months after the Effective Date, or (ii) 12, if the closing of the Acceleration Event occurs after 6 months but no later than 12 months after the Effective Date, or (iii) 6, if the closing of the Acceleration Event occurs after 12 months but no later than 18 months after the Effective Date, or (iv) 3, if the closing of the Acceleration Event occurs after 18 months but no later than 24 months after the Effective Date.

      5.2.7 In case the Company shall (a) pay a dividend in common stock or any other security or make a distribution in common stock or any other security, (b) subdivide its outstanding common stock, (c) combine its outstanding common stock into a smaller number of shares of common stock, or (d) issue by reclassification of its common stock other securities of the Company, the number and kind of Option Shares purchasable upon exercise of the Option immediately prior thereto shall be adjusted so that GRC shall be entitled to receive the kind and number of Option Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had the Option been exercised immediately prior to the happening of such event or any record date with respect thereto, all without any change in the aggregate exercise price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the exercise price per share. Any adjustment made pursuant to this Section 5.2.7 shall become effective immediately after the effective date of such event.

      5.2.8 LDDI agrees that GRC shall have the registration rights set forth in the Registration Rights Certificate attached hereto as Exhibit A with respect to the Option Shares. Such registration rights shall survive the termination of this Agreement as provided in the Registration Rights Certificate.

      5.3 Sale of Customer Base. In the event LDDI sells all or any portion of a customer base consisting, in whole or in part, of GRC Customers, and provided such sale does not constitute an Acceleration Event, GRC shall be entitled to receive fifty percent (50%) of the net proceeds (as defined below) relating to the sale of GRC Customer Accounts included in such customer base received by LDDI from such sale. In such event Net Billings by LDDI to the GRC Customers included in such customer base shall be excluded from all of the Net Billings by LDDI used in calculating the Referral Percentage referred to in
Section 5.2 above. As used in this Section 5.3, net proceeds shall mean the total amount of cash or other consideration received by LDDI less all transaction costs, including, without limitation, sales commissions, finder's fees and attorneys' fees, but excluding any income taxes, incurred by LDDI.

6. Exclusivity. GRC agrees that for a period of one (1) year following the Effective Date, it will not market or distribute any long distance telecommunication services of any third party pursuant to an infomercial or any other direct response channel. LDDI agrees that for a period of one
      (1) year following the Effective Date, or, if shorter than such one (1) year period, until such time, if any, that GRC markets and distributes any long distance telecommunication services of any third party as otherwise permitted by this Section 6, LDDI shall not market or distribute its long distance telecommunication services pursuant to an infomercial or any other direct response channel which is produced or provided by any person or entity other than GRC. Notwithstanding the first sentence of this
      Section 6 to the contrary, however; if during such one (1) year period, GRC receives a bona fide offer from any third party provider of long distance telecommunication services to market or distribute its long distance services and GRC desires to accept such offer, GRC shall provide LDDI in writing with all of the relevant terms and conditions of such offer and LDDI shall have a period of thirty (30) days following receipt of such terms and conditions to elect, by written notice to GRC, to enter into an agreement with GRC to market or distribute LDDI's long distance telecommunication services on the same terms and conditions as set forth in the offer, in which event GRC shall not be permitted to accept the offer of such third party. If, however, LDDI does not elect within the thirty (30) day period to enter into such an agreement with GRC, then GRC shall be permitted to enter into an agreement with the third party to market or distribute such third party's long distance telecommunication services on the terms and conditions set forth in the written notice to LDDI.

7. Right to Appoint Member of LDDI's Board of Directors. During the term of this Agreement, GRC shall have the right to nominate one person to serve on the Board of Directors of LDDI. If such person is either Bill Guthy, Greg Renker or Brian Kelly, he may be nominated by GRC at any time after the Effective Date and LDDI shall thereupon use its best efforts to elect him to the LDDI Board. If such person is someone other than Messrs. Guthy, Renker or Kelly, he may be nominated at any time after GRC has introduced at least a total of 100,000 GRC Customers to LDDI after the Effective Date and, provided that he is reasonably acceptable to LDDI, LDDI shall thereupon use its best efforts to elect such person to the LDDI Board. Upon election to the LDDI Board, such individual may serve on the LDDI Board until the last to occur of (i) the date on which this Agreement terminates or (ii) the date on which the number of shares of the Company's Common Stock owned by GRC (including shares issuable upon exercise of options held by GRC) constitutes less than five percent (5%) of the total number of shares of the Company's Common Stock outstanding (including shares issuable upon exercise of all options and warrants then outstanding and exercisable) and LDDI agrees to take all necessary action to keep such individual on the Board.

8.    Grant of Rights.

      8.1 Exclusivity. LDDI hereby licenses to GRC on a royalty-free basis the exclusive worldwide right to market and distribute the LDDI Products and New Infomercial (to include, if any, revisions and/or new versions of the New Infomercial) through all direct response channels, including, without limitation television and "shop at home" television programming, retail, outbound and international, such license to be contingent on GRC's ensuring that all telecommunications business so generated is directed to LDDI.

      8.2 Non-Exclusivity. LDDI hereby licenses to GRC on a royalty-free basis the nonexclusive worldwide right to market and distribute the LDDI Products through 800/900 numbers, database marketing, Internet/on-line, retail, print media, outbound telemarketing, package inserts, catalogs, direct sales, radio, credit card syndication, direct mail and seminars, such license to be contingent on GRC's ensuring that all telecommunications business so generated is directed to LDDI.

9. Audit. At any time within two (2) years after a payment is made hereunder, GRC shall have the reasonable right to examine LDDI's books and records relating to the subject matter of this Agreement. This examination shall be conducted (i) after providing LDDI at least thirty (30) days prior written notice of its election to examine the applicable books and records (including, without limitation LDDI's financial books and records), (ii) during the normal business hours at the place where the applicable books and records are maintained, (iii) except as provided below, at GRC's sole cost and expense, and (iv) not more tan two (2) times per year. if GRC disputes any amount paid to it under this Agreement, the parties shall use good faith efforts to resolve such dispute. if despite such efforts, the parties are unable to resolve this dispute within thirty (30) days following notice of such dispute from GRC, the parties shall mutually select an independent auditor to resolve such dispute. If the parties are unable to agree on such an independent auditor within ten (10) days following the expiration of such 30-day period, the independent auditor shall be selected by arbitration in accordance with Section 17 hereof. If it is determined by the independent auditor that LDDI has underpaid GRC by an amount exceeding five percent (5%) for any six month period during the term, then LDDI shall immediately pay the underpayment plus interest from the date the underpaid amount was due at a rate equal to the then prime rate of interest as reported in the Wall Street Journal, and in addition LDDI shall pay the costs of such examination, including the costs of the independent auditor (but such costs will not include travel, living and other personal expenses of GRC). Any such determination shall not be deemed a breach of this Agreement unless LDDI fails to pay the agreed upon underpayment and accrued interest thereon within ten (10) business days following a determination of such amount.

10. Indemnity. LDDI agrees to indemnity and hold harmless GRC, its shareholders, directors, officers, employees, agents and representatives against any and all claims, liabilities, losses or damages, including reasonable attorneys' fees (collectively, "Losses"), which arise from (i) LDDI' s breach of any of its representations, warranties, covenants or agreements in this Agreement or (ii) any statements or claims with respect to LDDI Services or Other Activities made by GRC in connection with the marketing and distribution of the LDDI Services or Other Activities provided that such statements had been approved in advance, by LDDI. GRC agrees to indemnify and hold harmless LDDI, its shareholders, directors, officers, employees, agents and representatives against all Losses which arise from GRC's breach of any of its representations, warranties, covenants or agreements in this Agreement.

11.   Representations and Warranties.

      11.1 LDDI Representations and Warranties. LDDI represents and warrants to GRC that (a) LDDI has not entered into any oral or written contract which would impair the rights granted to GRC hereunder or limit the effectiveness of this Agreement, nor is LDDI aware of any claims or actions which may limit or impair any of the rights granted to GRC hereunder, (b) LDDI shall not create, produce or sell any direct response programming during the term of this Agreement, except as set forth in Schedule 7 attached hereto, (c) LDDI has entered into valid and binding reseller agreements with AT&T and MCI, which agreements are in force and effect and LDDI is not in material default under such agreements;
(d) the full exercise of the rights granted GRC hereunder will not violate or infringe upon any intellectual property rights or any other right of AT&T or MCI or, to LDDI's knowledge, any intellectual property rights or any other right of any other third party, (e) the grant of the Option pursuant to Section 5.2 above and the issuance of the Option Shares underlying the Option has been duly authorized by all necessary corporate and/or shareholder action of LDDI and (f) LDDI is authorized to conduct business as a long distance telephone reseller by the U.S. Public Utilities Commission and has obtained certificates and all necessary approvals from and filed tariffs in all states in which it is currently conducting business.

      11.2 GRC Representations and Warranties. GRC represents and warrants to LDDI that (a) to GRC's knowledge, the marketing, distribution and/or sale of the LDDI Products pursuant to the New Infomercial or otherwise by GRC is not restricted or prohibited by any Federal, state or local law or NIMA Guideline, and (b) GRC shall not, without the approval of LDDI, make any changes to the New Infomercial after the date hereof which in any way affect the terms and conditions upon which LDDI shall be obligated to perform LDDI Services for New Infomercial Customers.

      11.3 Mutual Representations and Warranties. Each party represents and warrants to the other that (a) it has no knowledge of any pending or threatened claims which would impair or diminish any of the rights it has granted to the other herein; (b) it has the absolute and unrestricted right and power and authority to enter in this Agreement and perform its obligations hereunder; (c) the execution and delivery of this Agreement and the performance of its obligations hereunder will not result in a breach of, or a violation of any law, rules, regulations or governmental decrees applicable to such party; (d) this Agreement constitutes the legal, valid and binding obligation of each such party, enforceable against such party in accordance with its terms;
(e) neither the execution and delivery of this Agreement nor the consummation or performance of the terms and obligations contained herein does or will, directly or indirectly, contravene or conflict with any provision of the Articles of Incorporation or Bylaws of such party or result in a default, violation or breach of any provision of any contract or agreement of such party; and (f) the execution and delivery of this Agreement has been duly authorized and approved by all necessary corporate action of each party.

      11.4 Survival. The representations and warranties set forth in this
Section 11 shall survive the execution and delivery of this Agreement.

12. Customer List. GRC shall compile a list of names and addresses of all customers ordering the LDDI Products. GRC shall have exclusive ownership and rights to this Customer List; provided, however, that GRC agrees to provide, at LDDI's expense, a current copy of such list to LDDI upon LDDI's reasonable request at any time and from time to time during the term of this Agreement. LDDI agrees not to sell, rent or otherwise transfer or disclose such customer list to any third party, without the prior written consent of GRC. GRC agrees not to sell, rent, or otherwise transfer or disclose the Customer List to LDDI's competitors without LDDI's prior written consent.

13. Control. Subject to the terms of this Agreement, LDDI shall own and maintain all rights in and to the LDDI Products. However, for the purposes of this Agreement and during the term of this Agreement, LDDI hereby licenses to GRC on a royalty fee basis, pursuant to Section 8 of this Agreement, (i) the LDDI Products, including without limitation, trademarks, patents and copyrights associated therewith, solely in order for GRC to fulfill its obligations herein during the term of this Agreement. Subject to this Agreement, GRC shall own and maintain all rights in and to the New Infomercial, including, without limitation, all associated marketing and distribution rights and trademarks, copyrights and other intellectual property rights with respect to the New Infomercial.

14. Compliance with Rules and Regulations. LDDI shall comply with all laws, rules, and regulations of any governmental agency having jurisdiction over LDDI's performance of the LDDI Services, services provided by LDDI relating to Other Activities and its other obligations hereunder. LDDI will be solely responsible for maintaining any and all licenses and governmental approvals which may be required for the provision of the LDDI Services, services provided by LDDI relating to Other Activities and the performance of its obligations hereunder. LDDI shall indemnify and hold GRC harmless from any Losses, including without limitation, any fines, penalties, and related expenses incurred by GRC as a result of LDDI's failure to comply with the laws, rules, and regulations of any governmental agency having jurisdiction over the performance of the LDDI Services, services provided by LDDI relating to Other Activities and its obligations hereunder.

15. insurance. if GRC determines that test marketing for the New Infomercial is successful, then GRC shall secure media liability insurance customarily maintained by infomercial distributors. if GRC obtains media liability insurance, LDDI shall obtain appropriate general commercial and project liability insurance with policy limits of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate on terms customarily maintained by companies engaged in similar businesses. The parties agree that (i) the deductible on any insurance policy acquired hereunder shall not exceed ten thousand dollars ($10,000), (ii) the other party shall be named as an additional insured on the applicable insurance policies, (iii) the insurance policies shall be endorsed to provide no less than ten (10) days notice to all named insureds if any insurance benefit decreases or is canceled, and (iv) all insurance tall have no less than an "B+" rating (or equivalent thereof) as reported in the Best Guide. Each party shall provide the other with a copy of such insurance policy naming the other party as an additional named insured.

16. Independent Contractors; No Joint Venture. GRC and LDDI agree they are dealing with the other as independent contractors, and not as joint venturers or partners. This Agreement is not intended to create any joint venture or partnership arrangement between the parties. Each party shall be responsible for the timely payment of all taxes and all withholdings, deductions and payments required by law with respect to its own operations and employees and shall indemnify and hold the other party harmless with respect to any Losses (as defined in Section 10 above) with respect to such liabilities.

17. Governing Law. The validity of this Agreement, its construction, interpretation, and enforcement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of California.

18. Arbitration. The parties hereby stipulate and agree that any and all disputes between them arising out of or otherwise related to this Agreement shall be governed exclusively by the Federal Arbitration Act, as amended, and shall be submitted for resolution to mandatory, exclusive and binding arbitration in Orange County, California before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The party initiating arbitration shall first provide the responding party written notice (the "Notice") of the initiating party's intention to arbitrate, a brief statement of the nature of the dispute and a list of proposed arbitrators. The Notice shall be sent and deemed given in accordance with Section 23. The parties shall then mutually select an arbitrator. if the parties fail to agree to an arbitrator within thirty (30) days following the delivery of the Notice in accordance with Section 23, an arbitrator shall be selected in the manner provided by the American Arbitration Association. The parties agree to be bound by any final decision rendered by the arbitrator, which final decision may be enforced in any court of competent jurisdiction. The parties hereby consent to the exercise of personal jurisdiction over them by such courts and the propriety of venue of such courts for the purpose of carrying out this provision and they waive any objection that they would otherwise have to the same. The parties agree that the arbitrator shall have no power or authority to make awards of punitive damages. The parties further agree that the arbitrator shall have the power to dispense equitable relief.

      Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that is necessary to protect the right or property of that party, until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall render a single written decision setting forth an award, to the extent applicable, and state with reasonable specificity the reasons for the decision reached. The parties hereby further stipulate that each party (as determined by the arbitrator) shall pay the fees and expenses of the Arbitrator. The Arbitrator shall award fees to the prevailing party, or, in the event no party is clearly prevailing, in a manner deemed equitable by the Arbitrator. This Section shall survive the termination of this Agreement. Unless prohibited by applicable law, any arbitration under this Agreement must be commenced within one (1) year after the conduct or event giving rise to the dispute. An arbitration shall be deemed commenced upon effective delivery of the Notice. The parties acknowledge, understand and agree that in the event of a dispute under this Agreement between the parties, both parties have waived any right to a jury trial and a judicial resolution of the dispute.

19. Fiduciary No fiduciary duty obligations between the parties shall be created as a result of this Agreement.

20. Termination. This Agreement shall terminate earlier than the expiration of the term (a) upon the mutual written agreement of the parties hereto; (b) upon written notice from a party to the other party if the other party has become insolvent, is unable to pay its debts as they become due, becomes the subject of any bankruptcy proceeding or action (which is not dismissed within thirty (30) days following the commencement of such action) or the appointment of a trustee or receiver for all or substantially all of the assets of the other party; (c) by LDDI, upon thirty (30) days written notice to GRC, upon the occurrence of an Acceleration Event; (d) upon a material breach by a party of any covenant or agreement contained in this Agreement, at the election of the non-breaching party, if such material breach is not cured within thirty (30) days after written notice from the non-breaching party, specifying in reasonable detail such breach; provided however it is agreed that the election of a party to so terminate this Agreement upon a breach by the other party of this Agreement is not an exclusive remedy by a party for a breach of this Agreement and each party shall be entitled to any other remedies available to it under this Agreement or at law or in equity. Upon termination of this Agreement for any reason, each party shall be entitled to receive from the other party all royalty payments and other amounts owed to such party for the period through the date of termination. Except as provided in Section 5.2.4(e), a termination of this Agreement shall not terminate the Option granted to GRC pursuant to Section 5.2 hereof; provided, however that if this Agreement is terminated pursuant to subsections (c) or (d) above prior to the end of the fifth calendar quarter following the end of the Initial Quarter, then for purposes of calculating the Referral Percentage as described in Section 5.2.2, the percentage shall be determined by dividing
      (i) the sum of (x) all Net Billings by LDDI to initial Infomercial Customers during the period ending on the termination date, (y) all Net Billings by LDDI to GRC Customers during the period ending on the termination date and (z) all compensation, whether cash, service credits or otherwise, received by LDDI from MCI or any other carrier during the period ending on the termination date arising out of or in connection with any misappropriation of GRC Customers by MCI or any other carrier, by (ii) the sum of all (x) Net Billings by LDDI to all of its customers during the period ending on the termination date and (y) all compensation, whether cash, service credits or otherwise, received by LDDI from MCI or any other carrier during the period ending on the termination date arising out of or in connection with any misappropriation of LDDI's Customers by MCI or any other carrier.

21. Entire Agreement; Amendment; Waiver; Assignment. This Agreement contains the entire understanding of the parties wit respect to the subject matter hereof and supersedes in their entirety after the date of this Agreement all prior agreements and understandings between the parties with respect to the subject matter hereof whether oral or written, including the Initial Agreement, which shall have no further force or effect except as otherwise provided herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. The rights and obligations of a party may not be assigned without the prior written consent of the other party. Each party has executed this Agreement without reliance upon any promise, representation or warranty other than those expressly set forth herein. Each party acknowledges that (i) it has carefully read this Agreement;
      (ii) it has had the assistance of counsel of its choosing (and such other professionals and advisors as it has deemed necessary) in the review and execution hereof; (iii) the meaning and effect of the various terms and provisions hereof have been fully explained to it by such counsel; (iv) it has conducted such investigation, review and analysis as has been necessary to understand the provisions of this Agreement and the transactions contemplated hereby; and (v) it has executed this Agreement of its own free will.

22. Recitals. The recital clauses to this Agreement are hereby incorporated and made a part of this Agreement.

23. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram, or if deposited in the United State mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

            If to the Company:    Long Distance Direct Holdings, Inc.
                                  One Blue Hill Plaza
                                  Pearl River, New York 10965
                                  Attention: President
                                  Facsimile: (914) 620-1889

            If to GRC:            Guthy-Renker Corporation
                                  2nd Floor, 3340 Ocean Park
                                  Santa Monica, California 90405
                                  Attention: Bennet Van de Bunt
                                  Facsimile: (310) 581-3443

The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other.

24. Counterparts. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Agreement.

25. Delivery by Facsimile Transmission. Delivery of an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such exhibit.

      IN WITNESS WHEREOF, each of the parties hereto have caused their duly-authorized officers to execute this Agreement as of the day and year first above written.

                                       GUTHY-RENKER CORPORATION



                                       By: /s/ Brian J. Kelly
                                           -------------------------------------
                                       Its: Product Distributor



                                       LONG DISTANCE DIRECT HOLDINGS, INC.



                                       By: /s/ Steven Lambert
                                           -------------------------------------
                                       Its: President

                                  SCHEDULE 1-A

LDDI and GRC agree that the "negative" amount owed by LDDI to GRC through August 31, 1997 pursuant to the terms of the Initial Agreement is $290,00O. if LDDI and GRC mutually determine that this "negative" amount owed by LDDI is misstated, the parties will adjust the amounts due and owing to GRC to reflect the true amount. The parties agree that the $290,000 owed to GRC shall be paid in monthly installments of $48,333 commencing on the first day of October, 1997 and continuing on the first day of each month thereafter until the entire amount has been paid in full.

                                   SCHEDULE 4

1. Profits (which shall be defined as GRC's gross receipts from LDDI product sales less actual costs inclusive of a seven percent (7%) overhead fee) associated with the New Infomercial will be split 50/50 between the parties. GRC will continue to receive its 2% royalty on all revenue attributable to GRC-recruited sales agents (as referenced in Paragraph 3 below) from the New Infomercial. LDDI shall fully fund the "negative" associated with the New Infomercial as referenced in Paragraph 3 below. In addition, GRC shall have the option to purchase, at a price of $2.00 per share, one (1) share of LDDI Common Stock for each $666.66 of Net Receipts (as defined in the Distribution Agreement to which this Schedule 4 is attached) received by LDDI during the term of the Agreement from long distance telephone billings to New Infomercial Customers (as defined in the Distribution Agreement to which this Schedule 4 is attached).

2. GRC agrees to purchase not less than eight million dollars ($8,000,000) in media if LDDI so requests, so long as LDDI provides GRC the advance referenced in Paragraph 3 below covering the estimated "negative;" GRC will provide LDDI access to GRC's P.I. media consistent with access provided GRC-owned products. GRC will continue to finance LDDI product purchases if LDDI so requests. GRC will also continue to fund inventory at a level sufficient to match the sales anticipated from the planned media buy. GRC's product financing will be recouped as part of the "negative" solely funded by LDDI.

3. LDDI will continue to solely fund the "negative" associated with the New Infomercial; LDDI will continue to provide GRC a two week advance payment, made via wire transfer, covering the estimated "negative." The "negative" will consist of all costs incurred by GRC in airing the New Infomercial and distributing the LDDI product along with an overhead fee equal to 7% of GRC's sales. GRC will continue to receive a 2% royalty on all LDDI revenue received by LDDI from all sales agents purchasing the LDDI product plus all revenue received by LDDI from people who respond to the New Infomercial by purchasing the LDDI product or people who choose not to purchase the LDDI product during their initial call but are ultimately "closed" by LDDI. GRC will charge LDDI its actual media costs without the addition of a media handling fee (including providing LDDI with GRTV time at no less than a 1.7-to-1 media ratio) incurred instead of the twelve percent (12%) media buying commission GRC is presently charging LDDI.

                       LONG DISTANCE DIRECT HOLDINGS, INC.

                         REGISTRATION RIGHTS CERTIFICATE

            1. Definitions.

                  (a) The term "Company" shall mean Long Distance Direct Holdings, Inc., a Nevada corporation.

                  (b) The term "Distribution Agreement" shall mean the Distribution Agreement between the Company and the Holder dated as of October 1, 1997.

                  (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof or rule thereunder shall be deemed to include a reference to the comparable section or rule, if any, of any such similar federal statute.

                  (d) The term "Holder" shall mean Guthy-Renker Corporation, a Delaware corporation, or any permitted transferee of the Option or any Registrable Securities.

                  (e) The term "Option" shall mean the option granted by the Company to the Holder pursuant to the Distribution Agreement.

                  (f) The term "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other entity.

                  (g) The term "Registrable Securities" shall mean shares of Common Stock of the Company issuable upon exercise of the Option. As to any particular Registrable Securities, once issued, such shares shall cease to be Registrable Securities when (i) such shares shall have been registered under the Securities Act, the registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of pursuant to such effective registration statement,
(ii) such shares shall have been disposed of pursuant to Rule 144 (or any similar provision relating to the disposition of securities then in force) under the Securities Act, (iii) such shares shall have been otherwise transferred, new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification of such shares under the Securities Act or any state securities laws then in force or (iv) such shares shall cease to be outstanding.


                                    Exhibit A

                  (h) The term "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Certificate, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualification of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the shares to be registered on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit or "cold comfort" letters required by or incident to such performance and compliance), securities acts liability insurance (if the Company so desires or if the underwriters so desire), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities by the Holder).

                  (i) The term "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  (j) The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof or rule thereunder shall be deemed to include a reference to the comparable section or rule, if any, of any such similar federal statute.

                  (k) The term "Shares" shall mean shares of Common Stock of the Company issued upon exercise of the Option.

            2. Sale or Transfer of Shares; Legend.

                  (a) The Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no registration or opinion shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

                  (c) Each certificate representing the Shares shall bear a legend substantially in the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

            3. Demand Registration.

                  (a) The Company agrees to prepare and file with the SEC a registration statement under the Securities Act covering the public resale by the Holder of Registrable Securities (together with all supplements and amendments, the "Registration Statement") within sixty (60) days following written notice from GRC, provided that GRC may not give such written notice until after the Determination Date (as defined in the Distribution Agreement) or the Second Determination Date (as defined in the Distribution Agreement), as the case may be, and the Company shall use its best efforts to cause such Registration Statement to become effective as soon as possible thereafter, all in accordance with the provisions of this Agreement.

                  (b) if the Holder does not intend to distribute the Registrable Securities by means of an underwriting, the Company may, if it is then eligible to do so, effect the registration of the Registrable Securities on Form S-3 or any comparable or successor form or forms if such form is available for use by the Company pursuant to and in accordance with the Securities Act. The Company agrees to file all reports and supplements required to be filed by the Company under Section 13(a) of the Exchange Act.

                  (c) The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 10.3 of this Agreement.

                  (d) The Company shall not be required to effect more than two registrations pursuant to paragraph (a) of this Section 3.

            4. Failure to Register.

                  In the event that the Company fails to file a registration statement within the time specified in Section 3 (the "Registration Filing Deadline"), Optionee shall have the irrevocable right and option to purchase, at the same price as the exercise price of the shares issuable upon exercise of the Option (the "Option Price"), a number of shares of the Company's Common Stock equal to one percent (1%) of the number of Shares as to which the Company has failed to file a registration statement as provided in this Certificate. In addition, for each period of thirty (30) days after the Registration Filing Deadline that the Company fails to file a registration statement, Optionee shall have the irrevocable right and option to purchase, at the Option Price, an additional number of shares of the Company's Common Stock equal to one percent (1%) of the number of

Shares as to which the Company has failed to file a registration statement. The option granted under this Section 4 shall be exercisable upon the same terms and conditions as the Option and the shares issuable upon exercise of such Option shall be deemed to be Shares issued under the Option for purposes of this Agreement.

            5. Registration Procedures. In the case of each registration pursuant to this Certificate, the Company shall:

                  (a) Furnish to Holder a copy of the prospectus included in such registration statement in conformity with the requirements of the Securities Act and such other documents as Holder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement.

                  (b) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process in any such states or jurisdictions in which it has not already done so and except as may be required by the Securities Act.

                  (c) Notify Holder at any tune when a prospectus is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                  (d) Notify Holder promptly after the Company shall receive notice that any registration statement, supplement or amendment has become effective, any registration statement is required to be amended or supplemented, or any stop order with respect thereto has been issued.

                  (e) At its expense, the Company will use its best efforts to keep such registration statement effective for a period of two (2) years after the date of termination of the Distribution Agreement or the sale of all of the Registrable Securities covered thereby, whichever occurs first; provided, that if the Company fails to file a Registration Statement with the SEC within the time set forth in Section 3 above, the Company shall maintain the effectiveness of such Registration Statement for an additional period of time after the date of termination of the Distribution Agreement equal to the period of time between the date by which the Company agreed to file such registration statement and the date it was actually filed; and provided, further that the Company shall not be obligated to maintain the effectiveness of any registration statement with respect to any Registrable Securities issuable upon exercise of the Option granted by the Company to the Holder that have not been purchased prior to the expiration of the Option. The Company agrees to prepare and file with the SEC such amendments and supplements, including post-effective amendments, to a registration statement as may be necessary to keep such registration statement effective for the applicable period.

            6. Information by Holder. Holder shall furnish in writing to the Company such information regarding Holder and the distribution of the Registrable Securities proposed by Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Certificate. The Company's obligations under this Certificate are conditioned upon compliance by Holder with the provisions of this Certificate.

            7. Indemnification.

                  (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors and constituent partners, legal counsel for the Holders, and each person controlling such Holder, with respect to which registration of Registrable Securities has been effected pursuant to this Certificate, and each underwriter engaged by the Holder, if any, and each person who controls any such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse each such Holder, each such underwriter and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter engaged by the Holder, or person controlling the Holder and stated to be for use in such prospectus or other documents.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration is being effected pursuant to this Certificate, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and constituent partners and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration; and will reimburse the Company, such Holders, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in such registration statement, prospectus or other document; provided, however, that the indemnity contained in this Section 7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld); and provided, further, that in no event shall any indemnity under this Section 7(b) exceed the gross proceeds from the sale of shares covered by such prospectus received by the Holder.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein within a reasonable amount of time, if such failure is prejudicial to the Indemnifying Party of its obligations under this Certificate, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 7, but not of any obligation rising apart from this Certificate. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or reasonably could have a material adverse effect upon matters beyond the scope of the indemnity agreement provided in this Certificate, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7.

            8. Transfer of Registration Rights; Survival of Registration Rights. The rights to cause the Company to register securities granted by the Company under this Certificate to the Holder may be assigned by any Holder to a transferee or assignee of any Registrable Securities; provided, however, that the Company must be given written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration fights are being assigned. The rights to cause the Company to register securities granted by the Company under this Certificate to the Holder shall survive the termination of the Distribution Agreement for a period of eighteen (18) months.

            9. Adjustments Affecting Securities. The Company will not take any action or permit any change to occur, with respect to the Shares or the Registrable Securities that would affect adversely the ability of the Holders to include the Registrable Securities in a registration undertaken pursuant to this Certificate or the marketability of the Shares or the Registrable Securities in any registration. If, and as often as, there is any change in the Common Stock of the Company by way of a stock split, stock dividend, combination or reclassification; or through a merger, consolidation or reorganization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares and the Registrable Securities.

            10. Miscellaneous.

                  (a) This Certificate shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  (b) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  (c) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to the Holder, at 3340 Ocean Park, Second Floor, Santa Monica, California 90405 - Facsimile (310) 581-3443, or at such other address or facsimile number as such Holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at One Blue Hill Plaza, Pearl River, New York 10965 - Facsimile (914) 620-1889, or at such other address or facsimile number as the Company shall have furnished to the Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

                  (d) The titles of the sections and subsections of this Certificate are for convenience of reference only and are not to be considered in construing or interpreting this Certificate.

                  (e) No supplement, modification or amendment of this Certificate shall be binding unless executed in writing by the parties hereto.

            The Company and the Holder have caused this Registration Rights Certificate to be duly executed as of October 1, 1997.

                                       COMPANY:

                                       LONG DISTANCE DIRECT HOLDINGS, INC.



                                       By: /s/ Steven Lambert
                                           -------------------------------------
                                       Its:  President


                                       HOLDER:

                                       GUTHY-RENKER CORPORATION



                                       By: /s/ Brian J. Kelly
                                           -------------------------------------
                                       Its: Product Distributor